UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
INITIAL FILING
FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
COMMISSION FILE NUMBER:
BOW VALLEY VENTURES, INC. (Name of small business issuer in its charter)

NEVADA	1000
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification
incorporation or organization	Classification Code Number	No.

 (Address and telephone number of principal executive offices)

14619-64 Avenue With Copy to: Phillip Offill Jr. Attorney at Law
Edmonton, Alberta, Canada 3131 McKinney Avenue, Suite 535
T6H 1T7 Dallas, Texas 75204
780-965-7760 214-206-3871 Telephone
214-206-3875 Facsimile

(Name, address and telephone number of agent for service)
Nevada Agency and Trust
50 West Liberty Street, Suite 880
Reno Nevada, 89501 (775) 322-0626

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE		PRICE PER	OFFERING
REGISTERED		SHARE (1)	PRICE (2)

Common Stock	4,250,000	$0.04	$170,000	$ 5.22

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.04 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THEIR REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHIS AMENDMENT WHICH SPECIFICALLY STATES THAT THER REGISTRATION STATEMENT SHALL THISEAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated AUGUST 29, 2007

                                                                        PROSPECTUS

                                                        BOW VALLEY VENTURES INC.

                                                        4,250,000 SHARES COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-9

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                            The Date of This Prospectus is: AUGUST 29, 2007

Table of Contents

Prospectus Summary 3

Risk Factors 6

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL   6

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.  6

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL 7

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE OS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS 7

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. 7

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE NEW YEAR NO.1 MINING CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION. 7

GOLD, COPPER AND SILVER ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHIS WE WILL BE ABLE TO CONTINUE ITS OPERATIONS. 8

BECAUSE OUR DIRECTOR OWNS 54.07 % OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHIS MINORITY SHAREHOLDERS. 8

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL. 8

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE. 8

BECUASE THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK, IT MAY PROVE IMPOSSIBLE TO SELL YOUR SHARES. 9

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHRES WOULD MOST LIKELY DECLINE. 9

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK. 9

Use of Proceeds 10

Determination of Offering Price 10

Dilution 10

Selling Shareholders 10

Plan of Distribution 12

Legal Proceedings 14

Directors, Executive Officers, Promoters and Control Persons 14

Security Ownership of Certain Beneficial Owners and Management 15

Description of Securities15

Interest of Named Experts and Counsel 16

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 17

Organization within Last Five Years 17

Description of Business 17

Management's Discussion and Analysis or Plan Of Operation 24

Description of Property 25

Certain Relationships and Related Transactions 25

Market for Common Equity and Related Stockholder Matters 25

Executive Compensation 27

Financial Statements F-2 – F-11

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 28

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have not conducted initial exploration on our sole exploration property, the New Year No.1 mining claim, located in the  . We acquired a 100% interest in the New Year No.1 mining claim from Multi Metal Mining Corp. of Las Vegas, Nevada on May 23, 2007 for the sum of $5,000.

We are a development-stage company with limited prior business operations and no revenues. Our objective is to conduct mineral exploration activities on the New Year No.1mining claim in order to assess whether it possesses economic reserves of copper, gold and silver. We have not yet identified any economic mineralization on the New Year No.1mining claim. Our proposed exploration program is designed to search for an economic mineral deposit. There is no assurance that a commercially viable mineral deposit exists on our mining claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claim can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

In June 2007 we engaged a professional geologist named Lawrence Sookochoff who is familiar with the area where our property lies, in order to develop a report about our mining claim. The report entitled “Report On The New Year No.1 describes the mining claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our objective is to conduct exploration activities on our mining claim to assess whether the claim possess any commercially viable mineral deposits. Until we can validate otherwise, the claim are without known reserves and we are planning a three phase program to explore our claim.

The claim is normally accessible all year round, but there may be periods where our claim is un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about ten months per year. We plan commence exploration on our claim in September 2007and our goal is to complete the first phase of exploration before October 31, 2007, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Prospecting, trenching and sampling over known mineralized zones	Between September 1, 2007 and October 31, 2007
Phase Two	Underground mapping and sampling; VLF-EM and magnetometer surveys	Between January 1, 2008 and April 30, 2008
Phase Three	Geochemical (MMI) survey Test diamond drilling of prime targets	Between May 1, 2008 and October 31, 2008

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claim we will abandon the claim and stake or acquire new claims to explore in North America. We will continue to stake and explore claims in North America as long as we can afford to do so.

To date we have raised $90,000 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
May 31, 2007	$0.001	5,000,000	$5,000
May 31, 2007	$0.02	4,025,000	$85,000

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Mr.  Richard Hiron, our sole director and officer has no previous experience in mineral exploration or operating a mining company. Mr. Hiron owns 54.07% of our outstanding common stock. Since Mr. Hiron owns a majority of our outstanding shares and he is the sole director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by Mr. Hiron are inconsistent with the interests of other stockholders.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The reason cited in the notes as raising substantial doubt as to our ability to continue as a going concern is that we do not have sufficient working capital to fund our operations. Our ability to continue as a going concern is contingent upon our ability to attain profitable operations by securing financing and implementing our business plan. We are currently a development stage company with limited active business operations, no revenues and no significant assets.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Name, Address, and Telephone Number of Registrant

We were incorporated on December 20, 2006 under the laws of the state of Nevada. Our principal offices are located at 14619-64th Avenue, Edmonton Alberta, Canada our telephone number is 780-965-7760

The Offering

Securities Offered	Being up to 4,250,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $25,505         . Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 4,250,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	9,250,000 shares of our common stock are issued and outstanding as of August 10, 2007. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

Summary Financial Information

Balance Sheet

May 31, 2007

Cash	$72,384
Total Assets	$72,384
Liabilities	$90, 530
Total Stockholders’ Equity	$(18,146)

Statement of Operations

From Incorporation on
December 20, 2006 to May 31, 2007

Revenue	$0
Net Loss and Deficit	$(18,146)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the New Year No.1mining claim, and therefore we will need to obtain additional financing in order to complete our business plan. We recently commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the New Year No.1 mining claim. While we have sufficient funds to conduct the recommended phase one and phase two exploration program on our claim, which is estimated to cost $18,000, we will need additional funds to complete the phase three program which is estimated to cost $ Even after completing these phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing when it is required. In the event that we do not obtain additional financing or generate revenues, we will be unable to continue with our exploration program and may have to cease operations entirely.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the New Year No.1mining claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on December 20, 2006 and to date have been involved primarily in organizational activities and the acquisition of the New Year No.1mining claim. We have not earned any revenues as of the date of this prospectus. Currently we have a deficit of $18,146. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the New Year No.1mining claim and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals in Nevada carries an extreme risk. The likelihood of our mineral claim containing economic mineralization or reserves of silver and gold and copper is extremely remote. No scientific evidence exists to cause optimism as to the New Year No.1 mining claim containing valuable minerals. In all probability, the New Year No.1 mining claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. Accordingly, even if the New Year No.1 mining claim contains valuable minerals, there is a chance that we would be unable to extract them. Even if were able to extract them, it is possible due to the rock and soil types native to Nevada that we would be unable to do so profitably. In such cases, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE OS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended May 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE NEW YEAR NO.1 MINING CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The New Year No.1 mining claim does not contain any known bodies of commercially viable mineralization. If our exploration programs are successful in establishing silver and gold of commercial tonnage and grade, we will require additional funds in order to place the New Year No.1 mining claim into commercial production. We may not be able to obtain such financing.

GOLD, COPPER AND SILVER ARE VOLATILE MARKETS THAT HAVE A DIRECT IMPACT ON OUR POTENTIAL REVENUES AND PROFITS AND THE MARKET CONDITIONS WILL EFFECT WHETHIS WE WILL BE ABLE TO CONTINUE ITS OPERATIONS.

The current price of an ounce of gold is approximately $648 and the current price of an ounce of silver is approximately $11.40, the current price of a pound of copper is approximately $3.15. In order to maintain operations, we would have to sell gold, silver and copper for more than it costs to mine it. The lower the price the more difficult it is to do this. If we cannot make a profit we will have to cease operations until the price of these metals increases or cease operations all together, because the cost to mine the metals is fixed, the lower the market price of these metals, the greater the chance that our operation will not be profitable and we will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Bow Valley Ventures Inc.’s ability to operate profitably.

BECAUSE OUR DIRECTOR OWNS 54.07 % OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHIS MINORITY SHAREHOLDERS.

Our sole director owns approximately 54.07% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that may be disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT AND SOLE DIRECTOR HAS OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Richard Hiron, intends to devote approximately 25% of his business time providing his services to us. Our Chief Executive Officer intends to devote approximately 25% of his business time providing his services to us. While Mr. Hiron presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Hiron and from his other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.

Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECUASE THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKETFOR OUR COMMON STOCK, IT MAY PROVE IMPOSSIBLE TO SELL YOUR SHARES

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

 IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE VALUE OF OUR SHRES WOULD MOST LIKELY DECLINE

The selling shareholders are offering 4,250,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 45.93% of the common shares currently outstanding.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute a penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, Bow Valley Ventures Inc. broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. Additionally, other factors involved in determining an offering price were due to speculative nature of the company and the price investors were willing to pay.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Andrew Albert	150,000	150,000	NIL	NIL
Auto Details Inc	150,000	150,000	NIL	NIL
Bradley Boyden	75,000	75,000	NIL	NIL
Darrell Berard	150,000	150,000	NIL	NIL
Stacy Bell-Powel	125,000	125,000	NIL	NIL
Grant Ericksen	150,000	150,000	NIL	NIL

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Russell Frame	125,000	125,000	NIL	NIL
Tim Hall	100,000	100,000	NIL	NIL
Anne Harder	75,000	75,000	NIL	NIL
Linda Henderson	150,000	150,000	NIL	NIL
Joan Hiron	75,000	75,000	NIL	NIL
Duey Hume	50,000	50,000	NIL	NIL
J.T.D. Holding Ltd.	125,000	125,000	NIL	NIL
Violet Johnston	50,000	50,000	NIL	NIL
Robert Kalla	75,000	75,000	NIL	NIL
Richard Kalla	125,000	125,000	NIL	NIL
Lance Leger	150,000	150,000	NIL	NIL
Mary Mah	50,000	50,000	NIL	NIL
Kathy Mayhew	125,000	125,000	NIL	NIL
Dean Mayhew	125,000	125,000	NIL	NIL
Paul Murphy	100,000	100,000	NIL	NIL
Onnolee Nordstrom	125,000	125,000	NIL	NIL
Ohe Holdings Ltd.	100,000	100,000	NIL	NIL
Fraser Powell	50,000	50,000	NIL	NIL
Grant Richardson	150,000	150,000	NIL	NIL
Peter Salmon	150,000	150,000	NIL	NIL
Jackie Salmon	150,000	150,000	NIL	NIL
Michelle Simard	100,000	100,000	NIL	NIL
Melanie Sorensen	100,000	100,000	NIL	NIL
Bryant Stefanetz	25,000	25,000	NIL	NIL
Gail Stuber	50,000	50,000	NIL	NIL
Robert Talarico	25,000	25,000	NIL	NIL
Stuart Trenchard	75,000	75,000	NIL	NIL
Pauline Ulliac	125,000	125,000	NIL	NIL
WMO Holdings Ltd.	75,000	75,000	NIL	NIL
John Wipf	50,000	50,000	NIL	NIL
Sarah Ward	150,000	150,000	NIL	NIL
Brian Wong	100,000	100,000	NIL	NIL
Joanne Wong	75,000	75,000	NIL	NIL
Gus Yeoman	100,000	100,000	NIL	NIL
Betty Yeung	100,000	100,000	NIL	NIL
Michael Yeung	75,000	75,000	NIL	NIL

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on  shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan of Distribution

The selling shareholders of Bow Valley Ventures Inc. may sell a portion or all of their common stock in one or more transactions, including block transactions.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary documentation with the National Association of Securities Dealers (NASD), which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board. If we are successful in having our shares traded on the OTC Bulletin Board, the selling stockholders will be able to sell the shares offered by this prospectus in one or more transactions at prevailing market prices or privately negotiated prices. There is no guarantee, however, that our shares will be quoted on this stock exchange.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors, the price they were willing to pay and the speculative nature of the Company. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $.x The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age	President and a Director
Richard Hiron	42

Executive Officers:

Name of Officer	Age	Office
Richard Hiron	42	Principal Accounting Officer and Treasurer
		Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Richard Hiron: Mr. Hiron became our President, Secretary and Treasurer on December 20, 2006.

Mr. Hiron is a graduate of the University of Alberta, and has over 18 years experience as a sales and marketing professional primarily in the media industry. Mr. Hiron began his career with Molson and then spent time at Pattison Outdoor. In 1997 Mr. Hiron began work with CHUM Television, and was responsible for setting up their first sales office in Alberta with Access Television. During his tenure with CHUM, he has been responsible for establishing a commercial sales division, overseeing the integration of all corporate revenue generating activities, and instilling a strong focus on customer service. Mr. Hiron is currently the Regional Sales Manager for CHUM’s Alberta stations including Citytv Calgary, Citytv Edmonton and Access Television.

Given that Mr. Hiron has no previous experience in mineral exploration or operating a mining and exploration company. Mr. Hiron also lacks any accounting or financial credentials, he intends to perform his job for us by engaging consultants who have experience in the areas where he is lacking. Mr. Hiron is also studying information about our industry to familiarize himself with our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address of beneficial owner	beneficial	Percent of
		ownership	class
Common stock	Richard Hiron	5,000,000	54.07%

	14619-64th Avenue, Edmonton Alberta, Canada
Common stock	All officers and directors as a group that consists of one person	5,000,000	54.07%

The percent of class is based on 9,250,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of shares 50,000,000 of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of, August 10, 2007 there were 9,250,000 shares of our common stock issued and outstanding that are held by stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or corporate wind up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of May 31, 2007 we have no shares of preferred stock issued and outstanding at this time.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Phillip Offill Jr., Attorney at Law, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and registration statement have been audited by Madsen and Associates, CPA’S, Inc. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within Last Five Years

We were incorporated on December 20, 2006 under the laws of the state of Nevada. On that date, Richard Hiron was appointed as our sole officer and director. As well, Mr. Hiron was appointed as our President and Chief Executive Officer, Chief Financial Officer Secretary,  Treasurer and Principal Accounting Officer

Description of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim, known as the New Year No.1mining claim. There is no assurance that a commercially viable mineral deposit exists on the New Year No.1mining claim.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not commenced the initial phase of exploration on the New Year No.1mining claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the New Year No.1mining claim in order to ascertain whether it possesses economic quantities of copper, silver and gold. There can be no assurance that an economic mineral deposit exists on the New Year No.1mining claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the New Year No.1mining claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

New Year No.1 Mining Claim Purchase Agreement

On May 23, 2007 we entered into a mineral purchase and sale agreement with Multimetal Mining Corp. of Las Vegas Nevada, a private company owned by Larry Sostad, whereby he sold to us a 100% undivided right title and interest in one mineral claim, located in the Yellow Pine Mining District of , Nevada. We acquired this interest in the mineral claim by paying $5,000 to Multi Metal Mining Corp.

Description, Location and Access

The property consists of one located claim comprised of 20 acres recorded as the New Year No I Lode Claim. The New Year No I Lode Claim was filed on November 27, 2006 in the Clark County recorder's office in Las Vegas as Mining Map 079 Page 0091 in the official records book No. 20061127-003296.

The New Year No I Lode Claim is located within Section 3, Range 58E, Township 26S at the easternmost portion of the Yellow Pine Mining District of Clark County, Nevada.

Access from Las Vegas, Nevada to the New Year No 1 Lode Claim is southward via Interstate Highway # 15 for approximately 3 1 miles, four miles past the town of Jean, Nevada, to a junction with a road which is taken easterly for five miles to a junction with a road southerly which is taken for less than two miles to the northern boundary of the New Year No I Lode Claim.

In addition to the State regulations, Federal regulations require a yearly maintenance fee to keep the claim in good standing. In accordance with Federal regulations, the New Year No I Lode Claim is in good standing to September 1, 2008. A yearly maintenance fee of $125.00 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claim in good standing for an additional year.

SEE MAP ON FOLLOWING PAGE

Physiography, Climate, Vegetation & Water

The New Year No I Lode Claim is situated at the southern end of the Sheep Mountain Range, a north-south trending range of mountains with peaks reaching an elevation of 4,184 feet. The claim covers the northeasterly and the southwesterly facing slopes of a northerly trending ridge. The topography is gentle, ranging from a central depression at 1,250 feet in the north to 1,550 feet in the southeast of the New Year No I Lode Claim.

The area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

Mineralization

Mineralization at the New Year mine is reported as irregular ore bodies in the brecciated Bullion Dolomite near the crest of a northwest-plunging anticline. Hydrozincite containing grains of galena was the ore. Some smithsonite, calamine, and oxidized lead minerals were found.

Exploration History

The history of the New Year mine is not known. However, the underground workings and the localized exploration pits exploring zinc/lead mineralization were probably excavated during the period of mid to late 1800's after the Goodsprings concentrator was in operation and much exploration activity ensued as a very convenient market for ore.

Exact production from the New Year mine is not recorded, however, recorded production from the New Year mine and including production from the Lookout and the Mountain Top mines is reported as 37 carloads.

Geological Report

Mr. Lawrence Sookochoff, a professional geologist, has completed an evaluation of the New Year No.1mining claim and  prepared a geological report on our claim.

Based on his review, Mr. Sookochoff concludes that the New Year No.1mining claim warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Sookochoff recommends an initial exploration program consisting of three phases. The first phase would consist of prospecting, trenching and sampling over the known mineral zone to determine geological controls to the mineralization and to determine the nature of the mineralization. As a follow-up to the initial investigation of the mineralized structure, a VLF-EM survey and soil sampling is recommended to be completed along the determined extensions of the known mineral zones, underground mapping and sampling, in addition to VLF-EM and magnetometer surveys should be completed. ,.

As a third phase to the exploration program, geochemical soil (MMI) surveys should be completed to locate prime targets to test for sub-surface mineralization by diamond drilling.

Magnetometer surveys involve searching for changes in the magnetic field over property areas. Magnetic anomalies may be a result of accumulations of certain magnetic rocks such as phrhotite, hematite and magnetite. These rock types are often found alongside base metals such as copper, zinc and nickel, or precious metals such as gold and silver.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analyzed for mineral content.

Sampling consists of gathering rock or soil samples from property areas with the most potential to host economically significant mineralization that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

The first two phases is estimated to cost $18,000 as described below. We anticipate commencing the first phase of exploration in the summer or fall of 2007. The program will take about 14 days to complete.

Budget – Phase I

Prospecting, trenching and sampling over known mineralized zones	$7,500

Total Cost Phase 1:	$7,500
Budget – Phase II
Underground mapping and sampling VLF – EM & MAG Survey	$10,500

Total Cost Phase II:	$18,,000

The third phase would consist of trenching and sampling in areas of exposed mineralization. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. We anticipate commencing the third phase of exploration in the summer of 2007 and the program will take approximately 15 days to complete.

Budget – Phase III

Geochemical (MMI) survey	$12,500

Test diamond drilling of prime targets	$70,000

Total Cost Phase III	$82,500

Total Cost Phase I, II, III	$100,500

Compliance with Government Regulation

We will secure all necessary permits for exploration and, if mine development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and,
--	There will have to be an impact report of the work on the local fauna and flora.

Exploration drilling, when the decision to do so is made, cannot occur without permission of the State of Nevada and BLM Bureau of Land Management. The permit required is a "Notice of Intent" which fully describes the intended program including location of drill sites, proposed access roads, type of equipment to be used, duration, reclamation plan, etc. A Notice of Intent will be submitted for approval, staff will then schedule a field visit with a company representative may call for adjustments in, say, access or location of drill sites or may approve the plan as is.  The State of Nevada may call upon wildlife, biology and other experts as needed to mitigate any expected impact. Before any physical disturbance may occur, they will determine the amount and require a reclamation bond. Only after these steps are completed will a permit for exploration drilling be issued. It typically requires approximately 90 days to acquire drilling permits. We intend to begin the process of applying for drilling permits following the completion of our phase three exploration program.

The initial drill program outlined in phase 3 may require the submittal of a plan of operation to the state of Nevada which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. It is estimated the bonding requirement would be $5,000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1,000.00.

Competition

Despite competition amongst mineral producers, there is a strong market for any that may be removed from the New Year No.1mining claim. While it is unlikely that we will discover a mineral deposit on the property, if we do, the value of the property will be influenced by the market price for gold, silver, zinc or copper. These prices, to Bow Valley Ventures Inc. degree, are influenced by the amount of gold, silver, zinc and lead sold by advanced mineral companies.

In the mineral exploration sector, our competitive position is insignificant. There are numerous mineral exploration companies with substantially more capital and resources that are able to secure ownership of mineral properties with a greater potential to host economic mineralization. We are not able to complete with such companies. Instead, we will focus on developing the New Year No.1 properties in the hope that sufficient minerals will be found to justify our expenditures.

 Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the New Year No.1 mining claim consisting of geochemical sampling, trenching as well as diamond drilling, if warranted in phase 3. We anticipate that these exploration programs will cost approximately $7,500 and $10,500 respectively, with phase three costing $82,500 for a total cost of $100,500. We expect to commence the phase one exploration programs in the summer or fall of 2007. It should take approximately up to two weeks to complete. We will then undertake the phase two work program during the winter or spring of 2008, with diamond drilling to occur, if warranted during the summer or fall of 2008   These programs will take approximately 45-90 days to complete and are contingent upon the availability of exploration crews, diamond drill and other equipment associated with the exploration of the New Year No 1 mining claim. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program. In the event that during the first two phases of our plan of operations we determine that further exploration is not warranted, then we intend to research other properties to pursue our business plan. At this time, we have not researched any other properties and we can make no assurances that we will find an economically feasible property or that such property would have any greater chance of having a mineral claim.

As well, we anticipate spending an additional $10,000 on legal and, $13,500 on accounting $2,500 on Edgar filing fees and $1,000 on Transfer agent fees.   These are fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $127,500.

While we have enough funds to cover phase one and phase two exploration costs and anticipated administrative expenses for the next year, we will require additional funding in order to proceed with our subsequent exploration phase and with any subsequent recommended exploration on the New Year No.1mining claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results of Operations for the Period from Inception (December 20, 2006) through May 31, 2007

We have not earned any revenues from our incorporation on December 20, 2006 to May 31, 2007. We do not anticipate earning revenues until, if and when we enter into commercial production on the New Year No.1mining claim. At this time there is substantial doubt about whether we will ever generate revenues from our operations. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the New Year No.1mining claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $18,146 for the period from our inception on December 20, 2006 to May 31, 2007. We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description of Property

We own the mineral exploration rights relating to the New year No.1 mineral property. We do not own interest in any other property. We own no real estate and have no lease arrangements for office space, as our president provides us with office space free of charge

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;
*	Any person proposed as a nominee for election as a director;
*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*	Our sole promoter, Richard Hiron;
*	Any member of the immediate family of any of the foregoing persons.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order to be quoted on the OTC Bulletin Board, we must engage a market maker to submit the application and necessary with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board. We anticipate that a market maker will apply to have our common stock traded on the OTC Bulletin Board. However, as of the date of this prospectus, we have not engaged a market maker to apply for a quotation on the OTC Bulletin Board and there can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. We have been advised that the process of having our shares quoted on the OTCBB normally takes around three months from the date the application is submitted to the NASD. In the absence of a trading market, an investor may be unable to liquidate their investment.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 42 registered shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after in accordance with the volume and trading limitations of Rule 144 of the Act. Under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, will equal 92,450 shares as of the date of this prospectus. The following sets forth a table disclosing the dates when of our common shares may be resold in accordance with Rule 144:

No. of Shareholders	Amount of Shares	Date Eligible to be resold pursuant to Rule 144

one	5,000,000 shares	May 31, 2007

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 shares.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future. 26

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on December 20, 2006 to May 31, 2007 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (No.)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President
Richard Hiron	CEO &	2007	$0	$0	$0	$0	$0	$0
	Director
Richard Hiron	Treas.
	CFO &	2007	$0	$0	$0	$0	$0	$0
	Secretary

Stock Option Grants

We have not granted any stock options to the executive officers since our inception

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. Hiron any amount for acting as directors of the Company.

Financial Statements

Index to Financial Statements

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending May 31, 2007, including:

a.	Balance Sheets;

b.	Statements of Operations;

c.	Statements of Stockholders’ Equity;

d.	Statements of Cash Flows; and

e.	Notes to Financial Statements

BOW VALLEY VENTURES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF MAY 31, 2007

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION ( DECEMBER 20, 2006) TO MAY 31, 2007

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2006) TO MAY 31, 2007

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2006) TO MAY 31, 2007

PAGES	F-6 - F-11	NOTES TO FINANCIAL STATEMENTS

Madsen & Associates CPA’s, Inc.

684 East Vine Street. #3

Murray, Utah 84107

To Stockholders

Bow Valley Ventures, Inc.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheet of Bow Valley Ventures, Inc. (the Company), an exploration stage company, as of May 31, 2007 and the statements of operations, stockholders’ equity, and cash flows for the period from inception (December 20, 2006) through May 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bow Valley Ventures, Inc., an exploration stage company, as of May 31, 2007 and the results of its operations and cash flows for the period from inception (December 20, 2006) through May 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3 to the financial statements.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

August 6, 2007

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
May 31, 2007

2007

ASSETS

Current assets:

Cash	$ 72,384

Total assets	$ 72,384

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Deposits	$ 90,000
Accounts Payable	530

Total liabilities	90,530

Commitments and contingencies

Stockholders' equity:
Preferred stock; authorized 10,000,000; $0.001 par value	-
Common stock; authorized 50,000,000; $0.001 par value	-
Additional paid in capital	-
Deficit accumulated during the exploration stage	(18,146)

Total stockholders' equity	(18,146)

Total liabilities and stockholders' equity	$ 72,384

See accompanying notes to financial statements.
F-2

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

From Inception (December 20, 2006) to May 31, 2007

Operating Expenses:

General and administrative	$ 3,146
Consulting	10,000
Impairment loss on mineral property costs	5,000

Net loss for the period	$ 18,146

Net loss per share:
Basic and diluted	$ -

Weighted average number of shares outstanding:
Basic and diluted	-

See accompanying notes to financial statements.
F-3

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 20, 2006) TO MAY 31, 2007

Deficit
	Preferred Stock Issued			Common Stock Issued			Accumulated
			Additional			Additional	During the
	Number of		Paid-in	Number of		Paid-in	Exploration
	Shares	Amount	Capital	Shares	Amount	Capital	Stage	Total

Balance at (December 20, 2006) Inception	-	$ -	$ -	-	$ -	$ -	$ -	$ -

Net loss for the period				-	-	-	(18,146)	(18,146)

Balance at May 31, 2007				-	$ -	$ -	$ (18,146)	$(18,146)

The accompanying notes are an integral part of these financial statements

                                                     See accompanying notes to financial statements.
                                                                                      F-4

BOW VALLEY VENTURES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

From Inception (December 20, 2006) to May 31, 2007

Cash flow from operating activities:
Net loss	$ (18,146)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on mineral property costs	5,000
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	530

Net cash used in operating activities	(12,616)

Cash flows from investing activities:
Acquisition of mineral properties	(5,000)

Net cash used in investing activities	(5,000)

Cash flows from financing activities:
Deposits	90,000

Net cash provided by financing activities	90,000

Increase in cash during the period	72,384

Cash, beginning of period	-

Cash, end of period	$ 72,384

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -
Interest	$ -

See accompanying notes to financial statements.
F-5

BOW VALLEY VENTURES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Nature of Operations

Bow Valley Ventures, Inc. (the Company) was incorporated in the State of Nevada on December 20, 2006. The Company was organized to explore mineral properties in the State of Nevada. Bow Valley has not presently determined whether its properties contain mineral reserves that are economically recoverable.  Bow Valley has not commenced significant operations and is considered an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises.  In these notes, the terms “Company”, “we”, “us” or “our” mean Bow Valley.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity or remaining maturity at the date of purchase of three months or less to be cash equivalents.  At May 31, 2007, the Company did not have any cash equivalents.

Mineral Property Costs

The Company has been in the exploration stage since its inception on December 20, 2006 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mining properties.  Mineral property exploration costs are expensed as incurred.  Mineral property acquisition costs are initially capitalized when incurred using the guidance in the Emerging Issues Task Force (“EITF”) 04-02, Whether Mineral Rights are Tangible or Intangible Assets.  The Company assesses the carrying costs for impairment under SFAS No. 144, Accounting for Impairment or Disposal of Long Lived Assets at each fiscal quarter end.  An impairment is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property.  Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.  If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

F6

                                                                  BOW VALLEY VENTURES INC.
                                                       (AN EXPLORATION STAGE COMPANY)
                                                         NOTES TO FINANCIAL STATEMENTS
                                                                         AS OF MAY 31, 2007

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates

Income Taxes

Income taxes are recognized in accordance with SFAS 109, "Accounting for Income Taxes", whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Net Income (Loss) Per Share

SFAS 128 "Earnings per Share” requires dual presentation of basic earnings per share (EPS) and diluted EPS on the face of all income and loss statements. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. At May 31, 2007, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

Regulatory Matters

The Company and its mineral property interests may be subject to a variety of National and State regulations governing land use, health, safety and environmental matters. The Company's management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of May 31, 2007 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Fair Values of Financial Instruments

Financial instruments include cash and accounts payable. Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

                                                                                                     F7

         BOW VALLEY VENTURES INC.
       (AN EXPLORATION STAGE COMPANY)
         NOTES TO FINANCIAL STATEMENTS
           AS OF MAY 31, 2007

Concentration of Credit Risk

The Company maintains its cash accounts in one commercial bank. The Company's cash accounts are in a business checking account in a high quality financial institution. As at May 31, 2007, the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception (December 20, 2006) to May 31, 2007.

Accounting for Derivative Instruments and Hedging Activities

The Company has adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk, or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

Stock-based Compensation

The Company adopted the fair value method of accounting for stock-based compensation recommended by SFAS 123, "Accounting for Stock-based Compensation". The Company does not have a stock option plan nor has it granted any stock options since inception.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

Accounting Changes and Error Corrections

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections", which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 on

F8

                                                                BOW VALLEY VENTURES INC.
                                                       (AN EXPLORATION STAGE COMPANY)
                                                         NOTES TO FINANCIAL STATEMENTS
                                                                        AS OF MAY 31, 2007

December 20, 2006 and does not expect it to have a material impact on its results of operations and financial condition.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures its assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its results of operations and financial condition.

Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109".  FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its results of operations and financial condition and is not currently in a position to determine such effects, if any.

Taxes Collected and Remitted to Governmental Authorities

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s financial statements.

Accounting for Rental Costs Incurred During a Construction Period

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for

F9

BOW VALLEY VENTURES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF MAY 31, 2007

reporting periods beginning after December 15, 2005 and was adopted by the Company on December 20, 2006. The Company’s adoption of FAS 13-1 will not materially affect its results of operations and financial position.

Considering the Effects of Prior Year Misstatements

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”.   SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have a material impact on our financial statements.

FAS 123(R)

FAS 123(R) was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.

The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  The Company does not expect the adoption of FSP FAS 123(R) to have a material impact on its consolidated results of operations and financial condition

NOTE 3 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of May 31, 2007 the Company had $72,384 in cash and negative working capital of $18,146, with accumulated net losses of $18,146 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

F10

                                                                   BOW VALLEY VENTURES INC.
                                                         (AN EXPLORATION STAGE COMPANY)
                                                              NOTES TO FINANCIAL STATEMENTS
                                                                             AS OF MAY 31, 2007

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

The Company is not currently earning any revenues.

NOTE 4 – MINERAL LEASES AND CLAIMS

On May 23, 2007 the Company acquired a 100% interest in one mineral claim known as the New Year #1, located in the State of Nevada. The claim was purchased for $5,000 cash. During the year ended May 31, 2007, the Company determined that the carrying amount of the mineral claim were in excess of its estimated fair value and recognized an impairment loss on mineral claim costs of $5,000.

NOTE 5 – INCOME TAXES

The Company has incurred operating losses of approximately $18,146 which, if unutilized, will expire through to 2025. The tax benefit associated with these operating losses approximates $6,400. A valuation allowance has been recorded in these financial statements, which offsets this tax benefit.

NOTE 6 – CAPITAL STOCK

The Company is authorized to issue 50,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share. No common or preferred shares of stock have been issued as of May 31, 2007.

NOTE 7 – DEPOSITS/SUBSCRIPTIONS

The Company has received deposits on share subscriptions from a total of 42 individuals between December 20, 2006 and May 31, 2007. 5,000,000 shares were purchased at $0.001 by one individual for total proceeds of $5,000; 4,250,000 shares were purchased at $0.02 by 41 individuals for a total proceeds received by the company of $85,000. The amounts received have been recorded in the financial statements as Deposits, pending the issuance of the shares to these individuals

NOTE 8 – RELATED PARTIES

As mentioned in Note 7 above, 5,000,000 shares were purchased at $0.001 by one individual for total proceeds of $5,000. This individual is the President of the Company. These shares have not been issued as of May 31, 2007.

NOTE 9 – SUBSEQUENT EVENTS

On August 10, 2007 a total of 9,250,000 shares were issued to the subscribers of Bow Valley Ventures, Inc.

                                                                                                         F-11

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that her or her conduct was lawful or no reasonable cause to believe that her or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This is advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$
Transfer Agent fees		$1,000.00
Accounting and auditing fees and expenses		$13,500.00
Legal fees		$10,000.00
Edgar filing fees		$2,500.00
Total		$26,518.17

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share on, May 2007 to our president, Mr. Richard Hiron. The total amount received from this offering was $5,000. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 4,250,000 shares of our common stock at a price of $0.02 per share to a total of 41 purchasers which was completed on May 31, 2007. The total amount received from this offering was $85,000. These shares were issued pursuant to Regulation S of the Securities Act on August 10, 2007. The purchasers in this offering were as follows:

NAME OF SHAREHOLDER      NUMBER OF SHARES

Andrew Albert	150,000
Auto Details Inc	150,000
Bradley Boyden	75,000
Darrell Berard	150,000
Stacy Bell-Powel	125,000
Grant Ericksen	150,000
Russell Frame	125,000
Tim Hall	100,000
Anne Harder	75,000
Linda Henderson	150,000
Joan Hiron	75,000
Duey Hume	50,000
J.T.D. Holding Ltd.	125,000
Violet Johnston	50,000
Robert Kalla	75,000
Richard Kalla	125,000
Lance Leger	150,000
Mary Mah	50,000
Kathy Mayhew	125,000
Dean Mayhew	125,000
Paul Murphy	100,000
Onnolee Nordstrom	125,000
Ohe Holdings Ltd.	100,000
Grant Richardson	150,000
Peter Salmon	150,000
Jackie Salmon	150,000
Michelle Simard	100,000
Melanie Sorensen	100,000
Bryant Stefanetz	25,000
Gail Stuber	50,000
Robert Talarico	25,000
Stuart Trenchard	75,000
Pauline Ulliac	125,000
WMO Holdings (Edmonton) Ltd.	75,000
John Wipf	50,000
Sarah Ward	150,000
Brian Wong	100,000
Joanne Wong	75,000
Gus Yeoman	100,000
Betty Yeung	100,000
Michael Yeung	75,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither the Company, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian state prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Subscription Agreement
5.1	Opinion and Consent of Attorney Phillip Offill Jr.
10.1	Property Agreement
10.2	Declaration of Trust
14.1	Financial Code of Ethics
23.1	Consent of Independent Auditor
23.2	Consent of Geological Consultant
23.3	Consent of Attorney Phillip Offill Jr. See Exhibit 5.1

 The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:

a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Edmonton, State of Alberta on AUGUST 29, 2007.

Bow Valley Ventures Inc.

By: /s/Richard Hiron
Richard Hiron
President, Chief Executive Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE: AUGUST 29, 2007

s/Richard Hiron	President, Chief Executive Officer and Director, Secretary, Treasurer and Principal Accounting Officer
Richard Hiron